SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2007

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Key Employee Incentive Bonus Plan

On May 29, 2007, the Board of Directors of Motive, Inc. (the “Company”), approved the adoption of the Motive, Inc. Key Employee Incentive Bonus Plan (the “Plan”) for certain key employees of the Company as determined by the Compensation Committee (the “Committee”) of the Company’s Board of Directors.

The following is a summary of the material features of the Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Purpose

The Plan was adopted to increase stockholder value and the success of the Company by assisting the Company in motivating and retaining key employees, including executive officers.

Eligibility

Plan participants are employees of the Company either designated by the Committee or recommended by the Company’s Chief Executive Officer and approved by the Committee, in its sole discretion. To receive payment pursuant to an award under the Plan, a participant must have been continuously employed with the Company or an affiliate of the Company from the award date through the date of payment, unless the participant experiences a termination of service (i) within 12 months following a change of control due to termination by the Company other than for “cause” (as defined in the Plan) or (ii) due to death or disability following vesting of any award and before payment therefor, in such case the participant need only satisfy the eligibility condition as of the date of termination or the date of vesting, respectively.

Cash Awards

The Plan provides for cash awards which vest in accordance with the vesting schedules provided in each participant’s award agreement. Payment under such cash awards will be made within 30 days after the applicable vesting date. In certain situations, the vesting of awards will be accelerated in connection with a change of control (as defined in the Plan) of the Company.

In order for a participant to be eligible to receive payment pursuant to an award under the Plan, such participant shall, subject to certain exceptions, have been continuously employed with the Company from the date of the award through the date of payment.

Unless otherwise provided in the applicable award agreement, if a change of control is consummated on or prior to the date on which a participant’s then outstanding cash award has become fully vested, then such participant’s cash award will automatically entitle the participant to receive an additional sum (herein referred to as a “change in control premium”) generally equal to (a) the increase, if any, in the market price of the Company’s common stock over the market price of the Company’s common stock on the award date of such cash award multiplied by (b) the quotient obtained by dividing the amount of such participant’s then-outstanding cash award by the market price of the Company’s common stock on the award date of such cash award.

Administration

The Plan is administered by the Committee. The Committee has the power, in its sole discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan. The Committee has the authority to control and manage the operation and administration of the Plan and has the power to:

•	determine which employees will be granted awards under the Plan;

•	prescribe the terms and conditions of awards;

•	interpret the Plan, the award agreements and the awards;

•	adopt rules for the administration, interpretation and application of the Plan; and

•	interpret, amend or revoke any such rules.

Conversion to RSU Awards

The Committee may, in its sole discretion, convert all of the unvested portion of any cash award to a replacement restricted stock unit (“RSU”) award on the terms and subject to the conditions of the Plan. However, as long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, no cash award may be converted into an RSU award unless, prior to any conversion, the shares of the Company’s common stock issuable upon vesting of any RSU award have been registered on a Registration Statement on Form S-8 (or any successor form) and such registration statement shall be in full force and effect. The RSU award to be issued upon the conversion of any cash award and any Company common stock to be issued in connection with the vesting of such RSU award will be issued under Article 10 (Stock Units) of the Motive, Inc. Amended and Restated Equity Incentive Plan, as it may be amended from time to time, but will vest and become payable as provided in the participant’s award agreement. In addition, no change of control premium will be payable in respect of any cash award that, prior to the consummation of the change of control, was converted into an RSU award.

Accelerated Vesting of Awards

Outstanding awards under the Plan will become fully vested if, in connection with a change of control, the successor entity fails to assume such awards.

Unfunded Obligation

The Plan is entirely unfunded. All payments made pursuant to the Plan will be paid solely from the general assets of the Company.

Form of Cash Award Agreement

The Committee has approved a Form of Cash Award Agreement for cash awards to be made under the Plan, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The Form of Cash Award Agreement provides, subject to the terms and conditions of the Plan, that cash awards will vest and become payable in three equal installments over three years. The Form of Cash Award Agreement also contains certain non-disclosure and post-employment non-competition obligations on the part of the participating employee. The foregoing description of the Form of Cash Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Awards to Certain Officers

The Committee has approved the granting of cash awards under the Plan to its principal executive officer, principal financial officer and chief operating officer as follows:

Name	Aggregate Amount of Cash Award
Alfred Mockett	$310,000.00
Rick Hanna	$217,000.00
Mike Fitzpatrick	$139,500.00

Each of these awards vest in three equal installments. with the first installment vesting on December 31, 2007 and then thereafter annually and were granted pursuant to award agreements substantially in the form of the Form of Cash Award Agreement filed herewith as Exhibit 10.2.

Rescission of Prior Restricted Stock Award

In light of the cash award granted to Mr. Alfred Mockett, the Company’s Chairman and Chief Executive Officer, under the Plan, as disclosed above, and the Company’s inability to satisfy certain conditions to a previously approved restricted stock grant to Mr. Mockett, and in order to replace the one-year vesting period of such grant with the three-year vesting period of the cash award, the Committee has rescinded the conditional grant to Mr. Mockett of 100,000 shares of restricted stock previously approved by the Committee on December 21, 2006.

Item 9.01.	Financial Statements and Exhibits.

Exhibits
10.1	Motive, Inc. Key Employee Incentive Bonus Plan, effective as of May 29, 2007

10.2	Form of Cash Award Agreement under the Motive, Inc. Key Employee Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date:	May 31, 2007	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Motive, Inc. Key Employee Incentive Bonus Plan, effective as of May 29, 2007

10.2	Form of Cash Award Agreement under the Motive, Inc. Key Employee Incentive Bonus Plan